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                                                   [Silicon Graphics Letterhead]

                                             FOR IMMEDIATE RELEASE
CONTACT:
Jill Grossman (Silicon Graphics - Media), 415-390-1516
Marilyn Lattin (Silicon Graphics - Financial), 415-390-5070
Franca Miraglia (Alias - Media), 416-362-9181, ext. 259
Lorraine McAlpine (Alias - Financial), 416-362-9181, ext. 398
Jonathan Hirshon (Wavefront - Media), 408-559-6090
Carmine Napolitano (Wavefront - Financial), 805-962-8117, ext. 143

                   SILICON GRAPHICS AND 3D SOFTWARE INNOVATORS
               ALIAS RESEARCH AND WAVEFRONT TECHNOLOGIES ANNOUNCE
                                MERGER AGREEMENTS

    COMBINED COMPANY TO PROVIDE KEY TOOLS TO EMERGING DIGITAL MEDIA INDUSTRY

NEW YORK, NY (Feb. 7, 1995) -- Silicon Graphics, Inc. (NYSE: SGI), Alias Research, Inc. (NASDAQ: ADDDF), and Wavefront Technologies, Inc. (NASDAQ: WAVE) today announced that they have entered into definitive merger agreements. The combined organizations bolster Silicon Graphics' commitment to the entertainment and creative design markets, and allow the company to architect the foundation necessary for software partners and customers to build the digital studio of the 21st Century.

As a result of the mergers, Silicon Graphics will form a wholly owned, independent software subsidiary that will focus on developing the world's most advanced tools for the creation of digital content. Rob Burgess, currently president and CEO of Alias, will become president of the new company, and Mike Noling, currently president and CEO of Wavefront, will report to Burgess as vice president of operations. Martin Plaehn, currently Wavefront's executive vice president of corporate and product development, will also report to Burgess to lead the technical team.

Under terms of the agreements, which were approved by the boards of directors of the respective companies, Alias stockholders will receive the equivalent of 0.90 shares of Silicon Graphics' common stock for each share of Alias common stock owned. Wavefront stockholders will receive 0.49 shares of Silicon Graphics' common stock for each share of Wavefront common stock owned. The closing prices for Silicon Graphics, Alias and Wavefront common stock on Friday, February 3, 1995, the last trading day prior to the board meetings to approve the transaction, were $31.25, $20.875 and $12.625, respectively. The shares to be issued by Silicon Graphics have a current market value of approximately $500 million.

The merger will be accounted for on a pooling of interest basis and is expected to be non-dilutive to Silicon Graphics' fiscal year 1996 earnings. The transaction is expected to be tax-free for U.S. purposes for Wavefront shareholders. In the case of Alias, which is an Ontario, Canada


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corporation, the share exchange will be tax-free for Canadian resident shareholders but taxable for U.S. shareholders. The combined entities will receive approximately 9 percent of Silicon Graphics' resulting outstanding common stock. The merger is expected to close by June 30, 1995.

"With the creation of this new subsidiary, Silicon Graphics extends its reach in defining the standard for visual realism and interactivity in the world's most demanding computing environments: entertainment and industrial design," said Edward R. McCracken, chairman and CEO of Silicon Graphics. "Leading-edge products from Alias and Wavefront are unique and immensely valuable. Embracing these assets will enable us to design the power tools that artists and innovators need to create the digital studio of the 21st Century."

"The applications that will result from this merger will revolutionize the way our customers will work," said Rob Burgess, president and CEO of Alias. "Entertainment and creative design users will see amazing things happen to the software they're using today, and even greater capabilities emerge from our engineering labs tomorrow."

"Over a decade ago, Wavefront Technologies and Silicon Graphics literally lit the fuse of the digital explosion in entertainment, and this merger is a natural next step," said Mike Noling, president and CEO of Wavefront. "By merging our talents and resources, collectively we will create products and solutions that articulate a powerful, exciting future for customers."

The new subsidiary will continue to develop, market, sell and support existing product lines to a wide range of creative professionals, including 3D animators for film and video, game and multimedia developers, automotive stylists, industrial designers and graphic artists. Silicon Graphics' enhanced ability to provide sales, support and training services to customers will fuel growth in these markets.

This new subsidiary will team with Silicon Studio, a subsidiary Silicon Graphics formed last year to focus on the entertainment market, to develop the world's most advanced system-level tools for creating digital content. This collaboration is expected to result in an open architecture that will


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provide significant benefits to customers who use multiple applications.  The two organizations will also work together to accelerate development and delivery of FireWalker, a set of tools from Silicon Studio that will allow filmmakers and other entertainment authors to take original digital source materials and use them to create interactive titles. Through a dramatically new approach called Multimastering, these source materials can not only be used for the initial project--such as a film or game title--but can be redeployed to other interactive media, including CD-ROM, location-based entertainment and interactive television programming.

The mergers follow Silicon Graphics' announcement last month that a total of 22 software companies and production studios have joined its Keystone-TM- software initiative. Pioneered by Silicon Graphics, with Alias and Wavefront as charter members, this new initiative provides the entertainment community with common application standards that greatly streamline the creative and production process with minimal data administration.

Completion of the transactions are subject to customary conditions, including approval of Alias' and Wavefront's stockholders, and required governmental approvals.

Alias Research, Inc. is a world-leading developer of software for digital media creation, providing strategic technology for markets such as design (automotive styling, product and packaging design), entertainment (film & video production, advertising, video games, and corporate communications), and graphic design (digital image compositing and 3D illustration).

Alias was recently chosen as the authorized graphics development system for Nintendo Ultra64 developers. The company's software has been used throughout the entertainment industry by innovators such as Industrial Light & Magic, The Walt Disney Company, Sony Pictures Imageworks, Digital Domain, Crystal Dynamics, Electronic Arts, US West, Spectrum Holobyte, Virgin Interactive Entertainment, Telezign and CNN. High-end industrial design and automotive styling customers include BMW, Caterpillar, Fiat, Ford, Honda, Apple Computer, Motorola, Rollerblade, Inc., Mattel, Black & Decker, Timex Corporation, and Hamilton Beach/Proctor-Silex. Alias is based in Toronto, Canada and has sales offices across North America, Europe and Asia with worldwide distribution.

Wavefront, founded in 1984, is a leading innovator in 2D and 3D computer graphics imaging and animation software products. Wavefront software is in widespread use by professionals in the entertainment market, including electronic games development, location-based entertainment, and


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premier special effects feature films such as STARGATE, STARTREK GENERATIONS,
TRUE LIES, SPEED, DROP ZONE, and CLEAR AND PRESENT DANGER. Industrial applications include engineering illustration, visualization, and computer-based training. Scientists use Wavefront to render complex data into easily interpreted visual images.

Innovative entertainment companies worldwide are maximizing their creative impact with Wavefront software to communicate, educate, and entertain. These companies include all major TV networks, Acclaim Entertainment, Columbia Pictures, Kleiser-Walczak Construction Company, SOHO 601, Sony Pictures, Walt Disney, and Warner Bros. Industrial clients include 3M, Boeing, Ford Motor Company, Kodak, Mattel, McDonnell Douglas, Mercedes-Benz, Renault, and Rubbermaid, as well as government and research-oriented customers such as NASA, the Lawrence Livermore National Laboratory, and the National Center for Atmospheric Research (NCAR). Wavefront markets its product line globally through sales offices in North America, Europe, and Asia, as well as through a network of over 150 resellers, systems integrators, and country distributors.

Silicon Graphics, Inc. is the leading manufacturer of high-performance visual computing systems. The company delivers interactive three-dimensional graphics, digital media and multiprocessing supercomputing technologies to technical, scientific and creative professionals. Its subsidiary, MIPS Technologies, Inc., designs and licenses the industry's leading RISC processor technology for the computer systems and embedded control markets. Silicon Graphics has offices worldwide and headquarters in Mountain View, California.


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Silicon Graphics is a registered trademark, and Silicon Studio, and Keystone are trademarks, of Silicon Graphics, Inc. MIPS is a registered trademark of MIPS Technologies, Inc.